UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: October 31, 2018

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2018, River Financial Corporation (the “Company”) entered into a loan agreement with CenterState Bank of Florida, National Association, Winter Haven, Florida, providing for a $27,000,000 loan (the “Loan”). The purpose of the Loan is to provide funding for the cash portion of the merger consideration to be paid in the merger of PSB Bancshares, Inc. with the Company. See Item 2.01 below. The Loan will bear interest at the rate of 6% per annum for seven (7) years with the interest and principal on the unpaid balance of the Loan due and payable quarterly in arrears commencing January 30, 2019 and continuing on the 30th day of each January, April, July and October thereafter with the final payment due October 30, 2025.  One hundred percent of the voting stock of River Bank & Trust is pledged as security for the Loan.

The loan agreement provides that the Company will maintain minimum liquidity of $2,000,000 during the term of the Loan and maintain a fixed charge coverage ratio measured annually at fiscal year-end of at least 1.3:1.  The ratio is the Company’s subsidiary bank’s, River Bank & Trust (“RB&T”), annual net profit after taxes minus any gains on sale of securities, minus Company distributions, all divided by the Company’s annual fixed charges – i.e., sum total of the Company’s operating expenses and all debt service payments.     The Loan agreement also provides that RB&T maintain a tier 1 leverage ratio of at least 8%, a total risk based capital ratio of at least 12% and classified assets to tier 1 capital, including the allowance for loan and lease losses, shall not exceed 40% at the bank level (measured quarterly). The loan agreement contains other customary representations, warranties and covenants for transactions of this type and replaces any previous loan for which the stock of the Bank was pledged.  See Item 1.02.

Copies of the loan agreement, pledge agreement and promissory note are included at Exhibit 10.1 hereto and are incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2018 the Company paid SouthPoint Bank, Birmingham, Alabama, $4,574,000, including principal and accrued interest, to satisfy in full a loan from such bank to the Company.  One hundred percent of the voting stock of RB&T was pledged for such loan.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 31, 2018, the Company completed its acquisition by merger (the “Merger”) of PSB Bancshares, Inc. (“PSB”) in accordance with the terms of the Agreement and Plan of Merger dated as of July 10, 2018, among PSB, RFC Acquisition Corporation and the Company (the “Agreement”). Immediately after closing and in accordance with the Agreement, Peoples Southern Bank, which had been a wholly owned subsidiary of PSB, was merged with and into River Bank & Trust (“River Bank”) with River Bank as the surviving bank. In accordance with the Agreement, shareholders of PSB received $6,610.00 in cash and 60 shares of the Company’s common stock for each share held of record as of the effective date of the Merger. The Company paid $24,496,660 in the aggregate and issued 222,360 shares of its common stock in the aggregate in the Merger. The shares were issued to 14 shareholders of PSB pursuant to an exemption from registration under SEC Regulation D, Rule 506(b).  The preceding description is qualified in its entirety by reference to the Agreement, which is incorporated by reference from the Company’s Form 8-K filed July 16, 2018, Exhibit 2.1.

ITEM 3.02  UNREGISTERD SALES OF EQUITY SECURITIES

As stated in Item 2.01 above, the Company issued 222,360 shares of its common stock pursuant to the Merger under an exemption from registration under SEC Regulation D, Rule 506(b).

In addition, the Company raised additional capital to support the Merger and increase the capital of RB&T by the sale of 327,362 shares of its common stock to accredited investors pursuant to Rule 506(b) of SEC Regulation D.  The aggregate amount raised was $ 8,838,774, and the offer closed on October 31, 2018.  The shares were sold directly by the Company without the use of any placement agent or the payment of any fees or commissions.

ITEM 8.01 OTHER EVENTS

On November 1, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 9-K was required to be filed.

(c)	Shell company transactions. Not applicable.

(d) EXHIBITS

2.1

Agreement and Plan of Merger, dated as of July 10, 2018 among River Financial Corporation, RFC Acquisition Corporation and PSB (incorporated by reference to Exhibit 2.1, filed as part of the Company’s Form 8-K filed on July 16, 2018).

10.1	Loan Agreement between River Financial Corporation and CenterState Bank, National Association
99.1	Press Release, dated November 1, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: November 2, 2018	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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